Fourth Quarter and Full Year 2014 Earnings Presentation F e b r u a r y 2 5 , 2 0 1 5 NASDAQ • TRS

Forward-Looking Statements Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the Company’s plans for successfully executing the Cequent spin-off within the expected timeframe or at all, the taxable nature of the spin-off, future prospects of the companies as independent companies, general economic and currency conditions, various conditions specific to the Company's business and industry, the Company’s ability to integrate Allfast and attain the expected synergies, and the acquisition being accretive, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks • Record annual sales of approximately $1.5 billion – growth of 8% compared to 2013 – Sales increased in all six segments • Attained $1.92(1) full year EPS – within the previous outlook range and including costs related to the recent Allfast acquisition • Continued refinement of business portfolio in 2014 ‒ Strategic acquisitions in Packaging and Aerospace ‒ Disposition of defense business ‒ Announcement of Cequent spin-off • Focus on offsetting internal and external headwinds • Uncertainty in macro-economic environment ‒ Latest headwinds related to currency and declining oil prices Focus on what we can control – continue to mitigate external uncertainties. (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” Special Items are provided in the Appendix. 4

Key Initiatives Update • Packaging – Global re-organization underway to better service customers; leveraging new, lower cost footprint to support global growth • Aerospace – Positioning as aerospace fastening system supplier of choice; leveraging and integrating four separate aerospace platforms • Energy – Footprint optimization and profit improvement initiatives • Cequent Spin-off Key initiatives to drive profitable growth, increase margins and optimize capital allocations – all of which enhance shareholder returns. 5

Cequent Spin-off Update • Spin-off will result in two independent, publicly traded companies with increased strategic flexibility • Value creation for shareholders, customers and employees: • Allows each company to pursue a more focused strategy that leverages its strengths • Optimizes the financial profiles of each company to pursue distinct investment, growth and capital allocation strategies • Provides two different and compelling investment opportunities that can be achieved in a tax efficient manner • Targeting completion in mid-2015 We believe a tax-free spin-off will create value for shareholders, customers and employees while accelerating TriMas’ strategic transformation. 6

Creating Two Strong Public Companies

(Dollars in millions; from continuing operations – All figures are for Full Year 2014.)

New TriMas

PACKAGING

Revenue: $337.7

Op. profit margin[1]: 23.9%



AEROSPACE

Revenue: $121.5

Op. profit margin[1]: 15.2%



ENERGY

Revenue: $206.7

Op. profit margin[1]: 3.1%



ENGINEERED COMPONENTS

Revenue: $221.4

Op. profit margin: 15.4%



• Revenue:	$887 million
• Segment Operating Profit[1]:	$140 million
• Operating Margin[1] %:	~16%
• President & CEO:	Dave Wathen
• CFO:	Bob Zalupski

New "Cequent"

CEQUENT AMERICAS

Revenue: $446.7

Op. profit margin[1]: 7.8%



CEQUENT APEA

Revenue: $165.1

Op. profit margin[1]: 5.3%



• Revenue:	$612 million
• Segment Operating Profit[1]:	$43 million
• Operating Margin[1] %:	~7%
• Future President & CEO:	Mark Zeffiro
• Future CFO:	David Rice

TriMas Corporation

Two independent publicly traded companies with unique characteristics.

(1) Operating profit margin excludes "Special Items" and corporate expense. Special Items are provided in the Appendix.

7

Cequent Spin-off Update • Naming determined – Horizon Global Corporation • Aligning organization and structure as one global company • Executing on new synergies as one company • Offsetting portions of stand-alone company costs and streamlining organization • Shifting organizational paradigms to enhance focus on strategic platforms • Aligning objectives to better deliver shareholder value • Prioritizing market opportunities within global OE, Latin America, China and e-commerce • Supporting margin expansion through focus on operational excellence • Intensifying transaction effort over next two months • Targeting to file initial registration statement at end of March Positioning Horizon to capitalize on global market opportunities. 8

Financial Highlights

Fourth Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q4 2014	Q4 2013	% Chg
Revenue	$ 350.6	$ 320.2	9.5%
Operating Profit	$ 15.6	$ 10.5	49.3%
Excl. Total Special Items [(1)], Operating Profit would have been:	*$ 29.1*	*$ 23.5*	*24.2%*
Excl. Total Special Items [(1)], Operating Profit margin would have been:	*8.3%*	*7.3%*	*100 bps*
Income	$ 2.7	$ 7.4	-64.0%
Income attributable to TriMas Corporation [(1)]	*$ 2.7*	*$ 6.0*	*-55.4%*
Excl. Total Special Items [(1)], Income attributable to TriMas Corporation would have been:	*$ 16.9*	*$ 13.3*	*27.0%*
Diluted earnings per share, attributable to TriMas Corporation	$ 0.06	$ 0.13	-53.8%
Excl. Total Special Items [(1)], diluted earnings per share attributable to TriMas Corporation would have been:	*$ 0.37*	*$ 0.29*	*27.6%*
Free Cash Flow [(2)]	$ 51.8	$ 42.0	23.4%
Total Debt	$ 639.3	$ 305.7	109.1%

- Record Q4 sales of $350.6 million, an increase of 9.5% as compared to Q4 2013 – sales increased primarily due to the Allfast acquisition in Aerospace, as well as sales growth in Energy and Engineered Components
- Q4 operating profit[(1)] increased and the related margin percentage increased 100 basis points
  - Engineered Components improved 420 basis points and Energy improved significantly as compared to an operating loss in Q4 2013
- Both Q4 income[(1)] and EPS[(1)] improved by approximately 27% – also absorbed ($0.01) of net EPS related to Allfast acquisition and its financing during Q4
- Q4 Free Cash Flow[(2)] increased by 23%

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

10

Full Year 2014 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)		FY 2014		FY 2013	% Chg
Revenue	$	1,499.1	$	1,388.6	8.0%
Operating Profit	$	124.6	$	119.6	4.1%
Excl. Total Special Items (1), Operating Profit would have been:	*$*	*146.3*	*$*	*137.3*	*6.6%*
Excl. Total Special Items (1), Operating Profit margin would have been:		*9.8%*		*9.9%*	*-10 bps*
Income	$	66.7	$	79.0	-15.5%
Income attributable to TriMas Corporation (1)	*$*	*65.9*	*$*	*74.4*	*-11.4%*
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	*$*	*87.1*	*$*	*84.7*	*2.8%*
Diluted earnings per share, attributable to TriMas Corporation	$	1.46	$	1.80	-18.9%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*1.92*	*$*	*2.05*	*-6.3%*
Free Cash Flow (2)	$	89.0	$	48.1	84.9%
Total Debt	$	639.3	$	305.7	109.1%

- Sales increased 8% as compared to 2013 as a result of acquisitions and organic growth initiatives, offsetting the 2013 disposition of the Italian rings and levers business and the impact of unfavorable currency exchange – sales increased in all six segments
- Operating profit[1] improved, while the related margin was relatively flat, as increased sales levels and productivity initiatives were partially offset by a less favorable product sales mix and inefficiencies in several of the businesses, as well as a gain on the 2013 disposition in Packaging that did not recur in 2014
- Income[1] increased despite significantly higher tax rate, while EPS[1] decreased due approximately 9.4% higher weighted average shares outstanding in 2014 as compared to 2013
- Free Cash Flow[2] exceeded the 2013 level by $41 million and Total Debt increased as a result of the October 2014 acquisition of Allfast

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

11

Segment Highlights

Packaging





(Quarterly results unaudited, dollars in millions)



Net Sales
$78.2
$80.7
$313.2
$337.7
3.2%
7.8%
Q4-13
Q4-14
2013
2014



Operating Profit(1)
$18.2
$20.4
$75.9
$80.7
23.3%
25.3%
24.2%
23.9%
12.0%
6.4%
Q4-13
Q4-14
2013
2014

Q4 and FY 2014 Results:

- Sales increased primarily as a result of specialty systems product sales gains
  - Increased demand from North American and Asian dispensing customers
  - Positive impact of July 2014 acquisition of Lion Holdings
  - Q4 sales were negatively impacted by the West Coast port delays
- Increased demand for industrial closures in the U.S., offset by the sale of the Italian industrial rings and levers business during Q3 2013
- Solid operating profit margins throughout the year

Key Initiatives:

- Target specialty dispensing and closure products in higher growth end markets
  - Beverage, food, nutrition, personal care and pharmaceutical
- Reorganize globally to better service customers and end markets with product-focused manufacturing facilities
- Continue ramp-up of manufacturing capabilities in Asia to improve cost structure and flexibility
- Launch technology center in India to develop solutions focused on customer needs
- Focus on Asian market and cultivate other emerging market opportunities

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION

rieke Arminak & Associates englass INNOVATIVE MOLDING STOLZ Lion Holdings Pvt. Ltd.

13

Energy




LAMONS



(Quarterly results unaudited, dollars in millions)


Net Sales
$44.2
$51.3
16.2%
$205.6
$206.7
0.6%
Q4-13
Q4-14
2013
2014


Operating Profit(1)
$(3.9)
-8.9%
nm
$1.2
2.3%
$8.6
4.2%
$6.5
3.1%
-24.6%
Q4-13
Q4-14
2013
2014

Q4 and FY 2014 Results:

- FY 2014 sales increased primarily due to recent acquisitions in the United Kingdom, Thailand and India
- Sales of standard gaskets and bolts in the U.S. increased in the back half of 2014, particularly in Q4
- FY 2014 operating profit[1] and margin were negatively impacted by continued less favorable product mix toward standard gaskets and bolts and challenges in Brazil
- Year-over-year sales and margin improvement in Q4

Key Initiatives:

- Relocate a portion of the Houston gasket and bolt manufacturing capability to Mexico and ramp-up production capacity of longer lead-time and standard products; transition expected to be completed over the next 12 to 18 months
- Further optimize international manufacturing footprint and branch locations serving global customers
- Continue to vertically integrate, optimize supply chain and drive Lean initiatives to lower manufacturing costs and improve margins
- Increased focus on sales of more highly-engineered, specialty products

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TriMas Corporation
Lamons Sealing Global · Servicing Local
Gasket Vedações Técnicas
Wulfrun
14

Aerospace

(Quarterly results unaudited, dollars in millions)



Net Sales
$27.3
$35.1
$95.5
$121.5
28.5%
27.2%
Q4-13
Q4-14
2013
2014



Operating Profit(1)
$7.0
25.7%
$4.1
11.6%
$22.8
23.9%
$18.5
15.2%
-42.2%
-19.2%
Q4-13
Q4-14
2013
2014

Q4 and FY 2014 Results:

- Sales increased primarily as a result of acquisitions, including Allfast completed in Q4 2014 and Mac Fasteners completed in Q4 2013
- Continued to experience choppy order demand and industry consolidation in the aerospace distribution channel
- Operating profit and margin decreased due to a less favorable product sales mix, lower margins associated with Mac Fasteners and Martinic, manufacturing inefficiencies, resolution of a previous customer claim and higher SG&A as a result of acquisitions

Key Initiatives:

- Position TriMas Aerospace as aerospace fastening system supplier of choice
- Optimize manufacturing capabilities for improved throughput, reduced lead-times, on-time-delivery and lower costs – all improving margin
- Expand aerospace fastener product lines to increase content and applications

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TriMas Corporation
TriMas Aerospace
Monogram Aerospace Fasteners
Allfast Fastening Systems
Mac Fasteners
Martinic Engineering
15

Engineered Components

(Quarterly results unaudited, dollars in millions)



Net Sales
$41.5
$56.3
$185.4
$221.4
35.5%
19.4%
Q4-13
Q4-14
2013
2014



Operating Profit
$5.0
$9.2
$19.5
$34.1
12.0%
16.3%
10.5%
15.4%
83.2%
75.2%
Q4-13
Q4-14
2013
2014

Q4 and FY 2014 Results:

- Sales of industrial cylinders increased primarily due to the November 2013 small cylinder asset acquisition, as well as growth in new products and markets
- Sales of gas compression products and engine parts increased
- Operating profit increased and margin improved significantly due to increased sales levels, higher fixed cost absorption, and continued productivity and cost reduction initiatives

Key Initiatives:

- Aggressively manage cost structure at Arrow in response to significantly reduced oil prices and impact on end market demand
- Increase well content to continue to benefit from the expansion of oil and natural gas production over the long-term
- Continue to develop new products
- Continue capacity additions and better leverage the manufacturing cost structure resulting from the 2013 acquisition of cylinder assets

TRIMAS CORPORATION
ARROW ENGINE COMPANY
NORRIS CYLINDER
16

Cequent (APEA & Americas)





(Quarterly results unaudited, dollars in millions)



Net Sales
$588.9
$611.8
$129.0
$127.1
-1.4%
3.9%
Q4-13
Q4-14
2013
2014
APEA
Americas
$40.3
$37.5
$151.6
$165.1
$88.7
$89.6
$437.3
$446.7



Operating Profit(1)
$48.3
$43.4
9.2%
5.3%
0.9%
$5.4
0.6%
11.5%
1.1%
7.9%
7.8%
$1.0
82.2%
-10.2%
Q4-13
Q4-14
2013
2014
APEA
Americas
$4.6
$0.4
$13.9
$8.7
$0.8
$0.6
$34.4
$34.7

Q4 and FY 2014 Results:

- Sales in Americas increased due to higher demand from the aftermarket and retail channels
- Americas operating profit[(1)] and margin percentage was relatively flat as the benefits of the lower cost manufacturing facility were offset by higher freight costs related to footprint changes and increased input costs
- FY 2014 APEA sales increased due to continued geographic expansion including the 2013 acquisitions in the United Kingdom and Germany
- Q4 APEA sales declined primarily due to lower sales in Australia and Thailand, as well as the unfavorable impact of currency exchange
- APEA operating profit[(1)] and margin percentage was impacted by a less favorable product and regional sales mix and an increase in SG&A

Key Initiatives:

- Optimize supply chain and productivity of lower-cost manufacturing facilities
- Globalize product lines and brands for market share and cross-selling in new geographies in support of global customer needs
- Improve manufacturing capabilities and go-to-market strategies of prior bolt-on acquisitions

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TriMas Corporation

17

Outlook and Summary

2015 – Segment Assumptions

Segment	Revenue	Margin
Packaging	• Mid single-digit growth • 2% to 3% currency headwind	• Maintain 22% to 24% operating profit
Aerospace	• Grows at 50%+ due to Allfast	• Full year operating profit > 20% • Improving sequentially during year as actions implemented
Energy	• GDP growth • Uncertainty due to oil prices	• Full year 150-250 basis point margin expansion • Improving sequentially during year as actions implemented
Engineered Components	• Oil prices expected to lower Arrow revenue ~ 25% to 35% • GDP growth for Norris, offset by lower exports due to stronger U.S. dollar	• Operating profit in 13% to 15% range • Margin headwind due to declining oil prices
Cequent	• U.S. ~ GDP+ growth • Currency headwind of 10% for CAPEA	• Full year 100 basis point margin expansion

TRIMAS CORPORATION

Drivers differ by segment, but actions in place for continued growth and higher margins.

19

2015 Outlook Full Year Outlook as of 2/25/15 Sales Growth 3% to 5% Earnings Per Share, diluted(1) $2.10 to $2.20 Free Cash Flow(2) $60 to $70 million (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 20 Midpoint of 2015 EPS outlook represents an approximate 12% increase as compared with 2014. Organic 3% to 4% Acquisitions 4% to 5% Oil Price Decline ~ (2%) Currency ~ (2%) I 3% to 5% Note: This guidance is reflective of a full year of TriMas Corporation as it operates today; if and when the proposed spin transaction of Cequent is completed, management will update guidance accordingly.

$1.92 $2.10 to $2.20 $(0.10) $(0.05) $0.03 $0.50 - $0.60 $(0.20) $1.70 $1.80 $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 2014 EPS Interest expense Corp & LTI inflation/reset costs Tax rate Operations (ex oil & fx impact) Oil & foreign currency 2015 EPS Outlook Cequent Organic (less Cequent) Acquisitions Currency Oil Bridge from 2014 Reported to 2015 EPS(1) Guidance • 2015 EPS outlook growth of 9% to 15% as compared to 2014 • Interest expense higher due to financing related to the Allfast acquisition • Significant headwinds related to oil prices and the stronger U.S. Dollar Focus on capturing opportunities and mitigating risks. (1) Estimates provided exclude the impact of “Special Items.” For a detailed reconciliation of 2014 EPS, excluding “Special Items” please see the Appendix. 21

Summary • Revenue and income growth during 2014 – much more to accomplish going forward • Continuing the portfolio transformation in 2015 • Cequent spin-off • Leverage synergies of recent Aerospace and Packaging acquisitions • Focus on core margins of remaining business – Energy and Aerospace are high priority • Capitalize on profitable growth opportunities • Grow higher-margin platforms faster • Willing to exit lower margin products and geographies • Mitigate external headwinds • Uncertain macro-economic environment • Currency and oil prices Execution of strategic priorities in 2015. 22

Questions and Answers

Appendix

2015 Outlook – Additional Assumptions Full Year Outlook as of 2/25/15 Interest expense ~ $20 to $22 million Capital expenditures ~ 4% of sales Tax rate ~ 28% to 29% 25

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	December 31, 2014	December 31, 2013
Assets		
Current assets:		
Cash and cash equivalents	$ 24,420	$ 27,000
Receivables, net	196,320	180,210
Inventories	294,630	270,690
Deferred income taxes	28,870	18,340
Prepaid expenses and other current assets	14,380	18,770
Total current assets	558,620	515,010
Property and equipment, net	232,650	206,150
Goodwill	466,660	309,660
Other intangibles, net	363,930	219,530
Other assets	39,890	50,430
Total assets	$ 1,661,750	$ 1,300,780
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 23,860	$ 10,290
Accounts payable	185,010	166,090
Accrued liabilities	101,050	85,130
Total current liabilities	309,920	261,510
Long-term debt	615,470	295,450
Deferred income taxes	55,290	64,940
Other long-term liabilities	90,440	99,990
Total liabilities	1,071,120	721,890
Redeemable noncontrolling interests	-	29,480
Total shareholders' equity	590,630	549,410
Total liabilities and shareholders' equity	$ 1,661,750	$ 1,300,780

TRIMAS CORPORATION

26

Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31, 2014	Three months ended December 31, 2013	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Net sales	$ 350,570	$ 320,190	$ 1,499,080	$ 1,388,600
Cost of sales	(269,040)	(249,420)	(1,114,140)	(1,037,540)
Gross profit	81,530	70,770	384,940	351,060
Selling, general and administrative expenses	(61,910)	(61,740)	(255,880)	(243,230)
Net gain (loss) on dispositions of property and equipment	(4,020)	1,420	(4,510)	11,770
Operating profit	15,600	10,450	124,550	119,600
Other expense, net:				
Interest expense	(4,750)	(2,010)	(15,020)	(18,330)
Debt financing and extinguishment costs	(3,360)	(2,460)	(3,360)	(2,460)
Other expense, net	(1,350)	(2,280)	(6,570)	(1,720)
Other expense, net	(9,460)	(6,750)	(24,950)	(22,510)
Income from continuing operations before income tax expense	6,140	3,700	99,600	97,090
Income tax benefit (expense)	(3,460)	3,740	(32,870)	(18,140)
Income from continuing operations	2,680	7,440	66,730	78,950
Income (loss) from discontinued operations, net of income tax expense	(1,210)	840	2,550	1,120
Net income	1,470	8,280	69,280	80,070
Less: Net income attributable to noncontrolling interests	-	1,430	810	4,520
Net income attributable to TriMas Corporation	$ 1,470	$ 6,850	$ 68,470	$ 75,550
Earnings (loss) per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.06	$ 0.13	$ 1.47	$ 1.82
Discontinued operations	(0.03)	0.02	0.06	0.03
Net income per share	$ 0.03	$ 0.15	$ 1.53	$ 1.85
Weighted average common shares - basic	44,938,675	44,698,948	44,881,925	40,926,257
Earnings (loss) per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.06	$ 0.13	$ 1.46	$ 1.80
Discontinued operations	(0.03)	0.02	0.05	0.03
Net income per share	$ 0.03	$ 0.15	$ 1.51	$ 1.83
Weighted average common shares - diluted	45,384,460	45,159,205	45,269,409	41,395,706

TRIMAS CORPORATION

27

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Twleve months ended December 31, 2014	2013
Cash Flows from Operating Activities:		
Net income	$ 69,280	$ 80,070
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of businesses and other assets	(2,250)	(11,770)
Bargain purchase gain	-	(2,880)
Depreciation	32,770	30,810
Amortization of intangible assets	23,710	19,770
Amortization of debt issue costs	1,940	1,780
Deferred income taxes	(8,620)	(8,800)
Non-cash compensation expense	7,440	9,200
Excess tax benefits from stock based compensation	(1,180)	(1,550)
Debt financing and extinguishment costs	3,360	2,460
Increase in receivables	(13,290)	(25,580)
Increase in inventories	(7,510)	(10,690)
(Increase) decrease in prepaid expenses and other assets	5,410	(2,380)
Increase in accounts payable and accrued liabilities	14,050	7,800
Other, net	(1,710)	(630)
Net cash provided by operating activities, net of acquisition impact	123,400	87,610
Cash Flows from Investing Activities:		
Capital expenditures	(34,450)	(39,490)
Acquisition of businesses, net of cash acquired	(382,880)	(105,790)
Net proceeds from disposition of businesses and other assets	7,240	14,940
Net cash used for investing activities	(410,090)	(130,340)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	-	174,670
Proceeds from borrowings on term loan facilities	446,420	359,470
Repayments of borrowings on term loan facilities	(180,810)	(587,500)
Proceeds from borrowings on revolving credit and accounts receivable facilities	1,068,100	1,222,980
Repayments of borrowings on revolving credit and accounts receivable facilities	(993,090)	(1,113,910)
Debt financing fees	(3,840)	(3,610)
Distributions to noncontrolling interests	(580)	(2,710)
Payment for noncontrolling interests	(51,000)	-
Proceeds from contingent consideration related to disposition of businesses	-	1,030
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,910)	(4,440)
Proceeds from exercise of stock options	640	1,620
Excess tax benefits from stock based compensation	1,180	1,550
Net cash provided by financing activities	284,110	49,150
Cash and Cash Equivalents:		
Increase (decrease) for the period	(2,580)	6,420
At beginning of period	27,000	20,580
At end of period	$ 24,420	$ 27,000
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 10,870	$ 16,750
Cash paid for taxes	$ 41,110	$ 37,700

TRIMAS CORPORATION

28

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended December 31, 2014	Three months ended December 31, 2013	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Packaging				
Net sales	$ 80,710	$ 78,220	$ 337,710	$ 313,220
Operating profit	$ 18,180	$ 18,220	$ 77,850	$ 83,770
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 2,220	$ -	$ 2,840	$ -
Release of historical translation adjustment related to the sale of Italian business	$ -	$ -	$ -	$ (7,910)
Excluding Special Items, operating profit would have been	$ 20,400	$ 18,220	$ 80,690	$ 75,860
Energy				
Net sales	$ 51,330	$ 44,160	$ 206,720	$ 205,580
Operating profit (loss)	$ (7,530)	$ (3,910)	$ (6,660)	$ 8,620
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 7,460	$ -	$ 11,890	$ -
Release of historical translation adjustment related to the closure of Brazilian manufacturing facility	$ 1,270	$ -	$ 1,270	$ -
Excluding Special Items, operating profit (loss) would have been	$ 1,200	$ (3,910)	$ 6,500	$ 8,620
Aerospace				
Net sales	$ 35,090	$ 27,300	$ 121,510	$ 95,530
Operating profit	$ 3,440	$ 7,020	$ 17,830	$ 22,830
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 620	$ -	$ 620	$ -
Excluding Special Items, operating profit would have been	$ 4,060	$ 7,020	$ 18,450	$ 22,830
Engineered Components				
Net sales	$ 56,300	$ 41,540	$ 221,360	$ 185,370
Operating profit	$ 9,160	$ 5,000	$ 34,080	$ 19,450
Cequent APEA				
Net sales	$ 37,550	$ 40,290	$ 165,110	$ 151,620
Operating profit (loss)	$ (70)	$ 4,620	$ 7,860	$ 13,920
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 470	$ -	$ 850	$ -
Excluding Special Items, operating profit (loss) would have been	$ 400	$ 4,620	$ 8,710	$ 13,920
Cequent Americas				
Net sales	$ 89,590	$ 88,680	$ 446,670	$ 437,280
Operating profit (loss)	$ (220)	$ (12,180)	$ 31,090	$ 8,850
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 790	$ 13,000	$ 3,590	$ 25,570
Excluding Special Items, operating profit (loss) would have been	$ 570	$ 820	$ 34,680	$ 34,420
Corporate Expenses				
Operating loss	$ (7,360)	$ (8,320)	$ (37,500)	$ (37,840)
Special Items to consider in evaluating operating loss:				
Cequent spin-off transaction costs	$ 700	$ -	$ 700	$ -
Excluding Special Items, operating loss would have been	$ (6,660)	$ (8,320)	$ (36,800)	$ (37,840)
Total Company				
Net sales	$ 350,570	$ 320,190	$ 1,499,080	$ 1,388,600
Operating profit	$ 15,600	$ 10,450	$ 124,550	$ 119,600
Total Special Items to consider in evaluating operating profit	$ 13,530	$ 13,000	$ 21,760	$ 17,660
Excluding Special Items, operating profit would have been	$ 29,130	$ 23,450	$ 146,310	$ 137,260

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31,		Twelve months ended December 31,	
	2014	2013	2014	2013
Income from continuing operations, as reported	$ 2,680	$ 7,440	$ 66,730	$ 78,950
Less: Net income attributable to noncontrolling interests	-	1,430	810	4,520
Income from continuing operations attributable to TriMas Corporation	2,680	6,010	65,920	74,430
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business and closure of Brazilian manufacturing facility	1,270	-	1,270	(7,910)
Severance and business restructuring costs	10,380	7,170	17,300	15,860
Cequent spin-off related costs	440	-	440	-
Debt financing and extinguishment costs	2,120	1,530	2,120	1,530
Net gain on termination of interest rate swaps	-	(1,410)	-	(1,410)
Tax restructuring	-	-	-	2,200
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 16,890	$ 13,300	$ 87,050	$ 84,700

	Three months ended December 31,		Twelve months ended December 31,	
	2014	2013	2014	2013
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.06	$ 0.13	$ 1.46	$ 1.80
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business and closure of Brazilian manufacturing facility	0.03	-	0.03	(0.19)
Severance and business restructuring costs	0.23	0.16	0.38	0.38
Cequent spin-off related costs	0.01	-	0.01	-
Debt financing and extinguishment costs	0.04	0.03	0.04	0.04
Net gain on termination of interest rate swaps	-	(0.03)	-	(0.03)
Tax restructuring	-	-	-	0.05
Excluding Special Items, EPS from continuing operations would have been	$ 0.37	$ 0.29	$ 1.92	$ 2.05
Weighted-average shares outstanding for the three and twelve months ended December 31, 2014 and 2013	45,384,460	45,159,205	45,269,409	41,395,706

	Three months ended December 31,		Twelve months ended December 31,	
	2014	2013	2014	2013
Operating profit (excluding Special Items)	$ 29,130	$ 23,450	$ 146,310	$ 137,260
Corporate expenses (excluding Special Items)	6,660	8,320	36,800	37,840
Segment operating profit (excluding Special Items)	$ 35,790	$ 31,770	$ 183,110	$ 175,100
Segment operating profit margin (excluding Special Items)	10.2%	9.9%	12.2%	12.6%

TRIMAS CORPORATION

30

Current Debt Structure

(Unaudited, dollars in thousands)

	December 31, 2014		December 31, 2013	
Cash and Cash Equivalents	$	24,420	$	27,000
Credit Agreement		559,530		246,130
Receivables facility and other		79,800		59,610
		639,330		305,740
Total Debt	$	639,330	$	305,740
Key Ratios:				
Bank LTM EBITDA	$	243,610	$	196,990
Interest Coverage Ratio		13.02 x		11.08 x
Leverage Ratio		2.71 x		1.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of December 31, 2014, TriMas had $216.4 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

31

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for the twelve months ended December 31, 2014	$	69,280
Interest expense, net (as defined)		15,900
Income tax expense		34,340
Depreciation and amortization		56,480
Non-cash compensation expense		7,440
Other non-cash expenses or losses		13,240
Non-recurring expenses or costs in connection with acquisition integration		7,320
Acquisition integration costs		9,600
Debt extinguishment costs		3,360
Permitted dispositions		910
Permitted acquisitions		23,980
Negative EBITDA from discontinued operations		1,760
Bank EBITDA - LTM Ended December 31, 2014 [1]	$	243,610

[1] As defined in the Credit Agreement dated October 16, 2013

TriMas Corporation

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